UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 26, 2010

Viropro, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4199 Campus Drive Suite 5500 Irvine CA	92612
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 725-2969

N/A
(Former Name or Former Address if Changed Since Last Report)
1806-300 Avenue des Sommets, QC, H3E 2B7

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)
Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2010, Viropro Inc. (the Company) accepted the resignation of Mr Serge Beausoleil as President of the Company. Mr Beausoleil was then appointed Vice-President, Communications.

Mr Beausoleil was named President of Viropro at the Stockholders Meeting of January 2008. His position will be filled by Dr Rajiv V. Datar

On July 23, 2010, Viropro Inc. appointed Dr Rajiv V. Datar as President and Chief Executive Officer.

On July 23, 2010, Viropro Inc. accepted the resignation of Mr Claude Gingras, as Vice President Corporate Affairs.

Mr. Gingras joined the Company in March 2008.  He will continue to offer his services on a consultant basis.  Corporate Affairs will not be affected by his resignation.

On July 23, 2010, Viropro Inc. accepted the resignation of Neville G. Chamberlain as Member of the Board. His position will not be filled.

Item 8.01 Other items

On July 23, 2010, Viropro has changed its head office from
1806-300 Avenue des Sommets
Verdun QC
H3E 2B7

To
4199 Campus Drive
Suite 5500
Irvine CA
92612
With phone number 949 -725-2969

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July  26, 2010

VIROPRO, INC.

/s/ Rajiv V. Datar

Rajiv V. Datar, President and Chief Executive Officer